UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Amendment No. 2

General Form for Registration of Securities of Small Business Issuers Under Section 12(g) of the Securities Exchange Act of 1934

Cordia Corporation

(Exact Name of Company as Specified in its Charter)

Nevada	33-148545
(State of Incorporation)	(I.R.S. Employer Identification No.)

401 Ryland St. Reno, Nevada	89502
(Address of Principal Executive Offices)	(ZIP Code)

Company’s Telephone Number, Including Area Code: (213)-915-6673

Securities to be Registered Under Section 12(g) of the Act: Common Stock, $0.001

(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1. BUSINESS

ITEM 1. DESCRIPTION OF BUSINESS

Some of the statements contained in this registration statement on Form 10 of Cordia Corporation. (hereinafter the “Company”, “we” or the “Company”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

the success or failure of Management’s efforts to implement the Company’s plan of operation; the ability of the Company to fund its operating expenses;

the ability of the Company to compete with other companies that have a similar plan of operation; the effect of changing economic conditions impacting our plan of operation;

the ability of the Company to meet the other risks as may be described in future filings with the SEC.

History of Our Company

Cordia Corporation ("Cordia" or the “Company”), formerly CyberOpticLabs, Inc., was organized on June 22, 1988. Between 2001 and late 2010, Cordia Corporation operated as a long-distance provider, VoIP provider and value- added service provider on a domestic and international scale. The company ceased operations in 2010.

On July 22, 2019, Churchill Schwartz, LLC, a Wyoming corporation, was appointed the custodian of the Company by the Nevada Eight Judicial District Court, Case No. A-19-794507-B. Peter Klamka is the managing member of Churchill Schwartz, LLC.

On September 26, 2019, the Company filed a certificate of reinstatement with the state of Nevada.

On November 11, 2019, at a shareholders meeting, the Company appointed Peter Klamka as its Chief Executive Officer and Chief Financial Officer after a meeting of shareholders.

On February 28, 2020, the Nevada Eight District Judicial Court issued an order discharging the custodian.

The Company has fully impaired all assets since the shutdown of its operations in 2010. and recorded the effects of this impairment as part of its discontinued operations.

Since the custodial proceedings, the Company the company has entered into the hospitality and restaurant industry. It operated a restaurant in Las Vegas, Nevada from May 2020 until September 30, 2020. Full-service restaurant operations were discontinued due to pandemic related decline in business.

The company has developed a subscription based virtual restaurant business since the termination of the custodianship. The company will attempt to build out its virtual restaurant business.

The company has entered into licensing agreements with Denise Richards, Carmen Electra and Holly Sonders to use their name, image, likeness and endorsement of menus.

A virtual restaurant is a food service business that serves customers exclusively by delivery based on phone orders or online food ordering. It is a separate food vendor entity that operates out of an existing restaurant's kitchen. By not having a full-service restaurant premise with a storefront and dining room, virtual restaurants can economize by occupying cheaper real estate.

The company is developing concepts and menus to license to existing restaurants and expects to collect revenues from subscriptions to its menus and concepts and ingredient sales.

The Company’s common stock is subject to quotation on the OTC Pink Sheets under the symbol CORG. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for approximately the last 10 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Form S-8

If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days after it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months or for such shorter period that it has been required to file such reports and materials after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that was previously a Shell Company. We have previously identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our previous classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we ceased to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Very Limited Liquidity of our Common Stock

Our common stock trades on the OTC Pink Sheet Market under the symbol CORG. As a result, there is only limited liquidity in our common stock.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our audited financial statements for the years ended December 31, 2019, and 2020, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Competition

Our market is a highly competitive market. We compete with established restaurants, national chain restaurants, other franchise opportunities, other virtual restaurants, meal delivery services, and independent restaurants.

Employees

Peter C. Klamka, our Chief Executive Officer, is our sole executive officer. Mr. Klamka is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deems reasonably necessary to administer the Company’s affairs. The amount of time he will devote in any time period will vary based on his availability.

Charlie Yi is our Chief Innovation Officer. Mr. Yi is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deems reasonably necessary to administer the Company's affairs. The amount of time he will devote in any time period will vary based on his availability.

Conflicts of Interest

The Company’s Management is not required to commit its full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. Management will act in what it believes will be in the best interests of the shareholders of the Company.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This registration statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects”, “anticipates”, “targets”, “goals”, “projects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this annual report before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties, and possible inaccurate assumptions relevant to our business plan. In addition to other information included in this annual report, the following factors should be considered in evaluating the Company’s business and future prospects.

The Company has a limited operating history and very limited resources.

Since being acquired through custodial proceedings, the Company’s operations have been limited. The Company has had modest experience in the restaurant industry and management has minimal experience developing virtual restaurants.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain new financing.

Net cash used in operating activities for the six months ended June 30, 2021, amounted to $36,638 and net cash used in operating activities for the six months ended June 30, 2020, amounted to $1,500. This includes a net loss from continuing operations of approximately $(36,373). This resulted in a working capital deficiency of $(39,573) at June 30, 2021 and $(0) at December 31, 2020. Net cash provided by financing activities amounted to $39,573 for the six months ended June 30, 2021, and $37,828 for the six months ended June 30, 2020. Our financial statements as of June 30, 2021, have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt- financing, reduce expenditures and to generate significant revenue. Our financial statements as of June 30, 2021, did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances. Furthermore, we also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

Unspecified and unascertainable risks

There is no basis for shareholders to evaluate the possible merits or risks of the Company’s business. To the extent that the Company develops and markets virtual restaurants, the Company will become subject to numerous risks. Although Management will endeavor to evaluate the risks inherent in the virtual restaurant business, there can be no assurance that Management will properly ascertain or assess all such risks.

Dependence on key personnel

The Company is dependent upon the continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms.

The Company’s sole officer and director does allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s officer and director is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of his hours per week to the Company’s affairs.

If Management’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to succeed. Furthermore, we do not have an employment agreement with Mr. Klamka.

The Company may be unable to obtain additional financing which could compel the Company to restructure or cease operations entirely.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objectives.  The Company believes that it will have available sufficient financial resources available from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management has provided funding, without formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

Our operations have been funded through advances from our management and we expect those advances to continue. We have no formal agreement with our management to provide additional funding. The failure of the company to receive additional funds will significantly impair the company’s abilities to operate and meet its reporting obligations.

Based on Mr. Klamka’s commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we secure outside financing or generate sufficient revenues from operations.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our director owns shares of our common stock and does not receive compensation for services rendered prior to or in connection with our business, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which consist of one director who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

Risks Related to Our Common Stock

The Company’s shares of common stock are traded from time to time on the OTC Pink Sheet Market.

Our common stock is traded on the OTC Pink Sheet Market from time to time. There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

that a broker or dealer approve a person’s account for transactions in penny stocks; and

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: obtain financial information and investment experience objectives of the person; and

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

sets forth the basis on which the broker or dealer made the suitability determination; and

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

It is the intention of the Company’s Management to seek coverage and publication of information regarding the Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company was previously deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

Possible Issuance of Additional Securities.

Our Articles of Incorporation authorize the issuance of 105,000,000 shares of common stock, par value $0.001. As of August 2, 2021, we had 13,611,574 shares issued and outstanding. We expect to issue additional shares in connection with the development of our business plan. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

Dividends unlikely

The Company does not expect to pay dividends for the foreseeable future because it has no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that Management will retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview

Cordia Corporation. (the Company) was incorporated in the State of Nevada on April 28, 2000 under the name CyberOpticLabs Inc. On May 25, 2001, the Company filed Articles of Amendment to change the name to Cordia Corporation. The Company is headquartered in Las Vegas, Nevada. The Company's focus starting in 2020, is on the emerging field of ghost kitchens and virtual restaurants. The Company seeks to build its business based on meeting customer demand for unique on-premises dining and premises convenience. The Company's plan is to create a portfolio of virtual restaurants appealing to a broad customer base. The Company is actively seeking to acquire locations for ghost kitchens to meet the growth in app-based ordering. Virtual Dining Brands, LLC, a wholly owned subsidiary is organizing a network of social media influencers to support each launch. All of its celebrity and brand partners will be contractually required to regularly post on their social channels. Additionally, the company is working with a variety of influencers ranging from micro influencers in specific cities to recognized food accounts with significant followings to promote the company's menus.

The Company is also developing a Tik:Tok inspired kitchen in Los Angeles which will allow its chefs, influencers and brands to develop short form promotional content for the company's branded restaurants.

Similarly, if we issued debt securities, it could result in:

default and foreclosure on our assets if our operating revenues were insufficient to pay our debt obligations;

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations

Results of Operations for the Three Months Ended June 30, 2021, compared to the Three Months Ended June 30, 2020

We had $0 of revenue for the three months ended June 30, 2021, compared to $37,828 in revenue for the three months ended June 30, 2020. The decrease in revenue was due to the decision to discontinue operations of our physical restaurant.

Cost of product sales for the three months ended June 30, 2021, was $0 compared to $17,630 for the three months ended June 30, 2020. The decrease in cost was due to the discontinued restaurant operations.

Professional fees for the three months ended June 30, 2021, was $9.040 compared to $2,115 for the three months ended June 30, 2020. The increase in professional fees was due to higher legal and accounting expenses.

General and administrative expenses for the three months ended June 30, 2021, was $7.957 compared to $19,787 for the three months ended June 30, 2020. The decrease in general and administrative expenses was primarily due to suspension of on-premise dining.

Results of Operations for the Six Months Ended June 30, 2021, compared to the Six Months Ended June 30, 2020

We had $207 of revenue for the six months ended June 30, 2021, compared to $33,030 in revenue for the six months ended June 30, 2020. The decrease in revenue was due to the decision to discontinue operations of our physical restaurant.

Cost of product sales for the three months ended June 30, 2021, was $0 compared to $11476 for the six months ended June 30, 2020. The decrease in cost was due to the discontinued restaurant operations.

Professional fees for the six months ended June 30, 2021, was $2,865 compared to $9,740 for the six months ended June 30, 2020. The increase in professional fees was due to higher legal and accounting expenses.

General and administrative expenses for the six months ended June 30, 2021, was $11,540 compared to $19,787 for the three months ended June 30, 2020. The decrease in general and administrative expenses was primarily due to suspension of on-premise dining.

Results of Operations during the year ended December 31, 2020 as compared to the year ended December 31, 2019

We generated $74,207 in revenues from our restaurant operations during the years 2020 and zero revenue in 2019. Restaurant operations were discontinued in 2020 to focus on our restaurant subscription business model. We had total operating expenses of $14,430 during the years ended December 31, 2020 and $31,228 for the year ended December 31, 2019. We incurred $30,422 in interest expense for year ended December 31, 2020 and nil in December 31, 2019. During the years ended December 31, 2020 we had a net loss of $1,464 and in 2019 we had a net loss of $31,228.

Liquidity and Capital Resources

The Company's unaudited condensed consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. As of June 30, 2021, the Company had $69,475 of third-party and related party short-term debt that is due within the next twelve months. Management's plan is to obtain such resources for the Company by continuing to earn revenue, obtain capital from management and significant shareholders sufficient to meet its operating expenses and seek equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The Company does not have sufficient cash flow for the next twelve months from the issuance of these unaudited condensed consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of December 31, 2020, and 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a) (4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

On December 21, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC ("Virtual Dining") entered into a license agreement with Electra Blue Productions f/s/o Carmen Electra ("Electra") whereby Virtual Dining has been granted the right to use Electra's name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Electra, a Royalty Compensation equal to twenty percent (20%) of the Gross Receipts during each contract year of the Term. In addition, Electra shall be entitled to a minimum annual guarantee of Fifty Thousand Dollars ($50,000) of Royalty Compensation. Furthermore, Electra shall be entitled to acquire for one Dollar ($1.00), Two Hundred Thousand (200,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

On December 21, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC ("Virtual Dining") entered into a license agreement with Prince Marketing Group f/s/o Denise Richards ("Richards") whereby Virtual Dining has been granted the right to use Richard's name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Richards, a Royalty Compensation equal to twenty percent (20%) of the Gross Receipts during each contract year of the Term. In addition, Richards shall be entitled to a minimum annual guarantee of Fifty Thousand Dollars ($50,000) of Royalty Compensation. Furthermore, Richards shall be entitled to acquire for one Dollar ($1.00), Five Hundred Thousand (500,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

On December 23, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC ("Virtual Dining") entered into a license agreement with Prince Marketing Group f/s/o Holly Niederkohr ("Niederkohr") whereby Virtual Dining has been granted the right to use Niederkohr's name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Niederkohr, a Royalty Compensation equal to forty percent (40%) of the Gross Receipts during each contract year of the Tenn. In addition, Niederkohr shall be entitled to acquire for one Dollar ($1.00), Two Hundred Thousand (200,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the three months ended June 30, 2021, and are included elsewhere in this registration statement.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Peter Klamka	61,000	0.00%
401 Ryland St. 200-A
Reno, Nevada 89502
Director and Officer (1 person)

Geils & Co LLC *	2,295,000	16.86%
1866 Leithsville Rd
Hellertown, PA 18055

Geils Ventures LLC *	2,000,000	14.69%
1866 Leithsville Rd #301
Hellertown, PA 18015

Melanie Minella	850,000	6.24%
19 Jennie Lane
Westport, CT

Applicable percentage ownership is based on 13,611,574 shares of common stock outstanding as of August 2, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 2, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

*The control person of Geils & Co LLC and Geils Ventures, LLC is Alexander Minella who has dispositive power over all the shares

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Peter Klamka, 50, has been CEO and Chairman of the Company since November 11, 2019. Mr. Klamka is a private investor who brings twenty-five (25) years of business experience. Peter has a diverse knowledge of financial, legal and operations management, public company management, accounting, audit preparation, due diligence reviews and corporate fundraising.

Other expertise includes early-stage company capital restructuring, product licensing, cryptocurrency development, marketing, debt financing, and mergers and acquisitions.

Since 2016, Mr. Klamka has served as the managing member of Rideshare Las Vegas, LLC, a hospitality and transportation company. He continues in this role presently. Since 2018, Mr. Klamka has also served as the managing member of More Management, LLC a company that provides nightlife services and live events. He continues in this role presently. Both of these companies are privately held. Mr. Klamka does not serve as an officer or director for any other publicly traded companies.

Mr. Klamka was selected to serve as a director due to his extensive knowledge of the capital markets, abilities in assessing business strategies and possible risks, and his expertise with early-stage ventures.

Charlie Yi, Chief Innovation Officer, comes to Cordia with over 20 years of experience in venture investment, food delivery, and ghost kitchen operations. Previous to Cordia, he was the founder and CEO of Zipster, one of the early players in ghost kitchens, with operations in Brazil and the USA. Previously to Zipster, he was a Managing Director at Cedrus Investments, where he focused on consumer internet growth investments in Asia. He was also an early member of Kozmo.com, a pioneer in on-demand food delivery. Charlie started his career at JP Morgan and Booz Allen & Hamilton. Charlie holds a BS degree in Mechanical Engineering from Columbia Engineering and an MBA from the University of Chicago.

Our director holds office until the next annual meeting of stockholders and until his successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officer or affiliates have not, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports that may be required to be filed under Section 16(a).

ITEM 6. EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended December 31, 2019, and 2020. The Company has no employment agreement with any of its officers and directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The company has received advances totaling $12,010 from Peter Klamka, our sole officer/director. These advances are non-interest bearing and payable on demand.

On May 6, 2020, the Company entered into an agreement with Rideshare Las Vegas, LLC a related entity owned by Peter Klamka, for the purchase of a leasehold interest in a restaurant owned by it, known as Blind Pig situated at 4515 Dean Martin Drive, Las Vegas, Nevada.

The restaurant generated revenue through the sale of ready to eat meals on premises and for takeout.

The purchase price for the leasehold interest was $1,500,000, to be paid for by issuance of a promissory note bearing interest at the rate of 5% per annum. The note called for principal repayments of $25,000 per month commencing November 1, 2020, over five years. Interest was to accrue during the term of note and paid after all principal payments had been made. The promissory note contained the option of conversion into our common stock at a price of $0.50 per common share.

Due to COVID-19 pandemic and the significant drop in revenue, it became clear that the Company would not be able to honor its obligations under the promissory note. On September 30, 2020, by mutual agreement both parties agreed to the cessation of the May 6, 2020, agreement. Consequently, the leasehold interest was returned to Rideshare. Any accrued interest from May 6, 2020, to September 30, 2020 was set up as if paid and shown as a loan to Peter Klamka who is also the owner of Rideshare.

ITEM 8. LEGAL PROCEEDING

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Markets under the symbol CORG. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter- dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Period	High	Low
Year Ended December 31, 2019
January 1, 2019 – March 31, 2019	$.002	$.001
April 1, 2019 – June 30, 2019	.001	.0165
July 1, 2019 – September 30, 2019	.034	.00865
September 30, 2019 – December 31, 2019	.045	.0152

Year Ended December 31, 2020
January 1, 2020 – March 31, 2020	.16	.0084
April 1, 2020 – June 30, 2020	.135	.029
July 1, 2020 – September 30, 2020	.39	.1105
September 30, 2020 – December 31, 2020	.34	.10

As of December 31, 2020 our shares of common stock were held by approximately 161 stockholders of record. The transfer agent of our common stock is Colonial Stock Transfer with the telephone number of (801) 355-5740.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the fiscal years ended December 31, 2020, and 2019.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Certificate of Incorporation and by-laws, copies of which are filed herewith.

Common Stock

Our Certificate of Incorporation authorize the issuance of 105,000,000 shares of common stock, par value $0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Cordia or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cordia Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cordia Corporation as of December 31, 2020, and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020 Lakewood, CO

May 25, 2021

CORDIA CORPORATION CONSOLIDATED BALANCE SHEETS
	June 30,	December 31,
	2021	2020
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT
Cash	$100	$ 3,035
Prepaid expenses
TOTAL ASSETS	$100	$ 3,035
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Accounts payable and accrued liabilities	$817	$ 3,717
Note payable - Peter Klamka	48,648	12,010
Note payable - other	20,000	20,000
	69,465	35,727
STOCKHOLDERS' DEFICIT
Common stock, $.001 par value, 105,000,000 shares authorized - issued and outstanding - 13,611,574, December 31, 2020 - 13,611,574	13,612	13,612
Treasury shares - 347,544, 2018 - 347,544	(348)	(348)
Additional paid in capital	8,235,784	8,235,784
Deficit	(8,318,413)	(8,281,740)
Total Stockholders Deficit	(69,365)	(32,692)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$100	$ 3,035

See notes to condensed consolidated financial statements

CORDIA CORPORATION

CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

	2021	2020
SALES	$ 207	$ 30,423
COST OF SALES		17,630
GROSS PROFIT	207	12,793
OPERATING EXPENSES
Professional fees	9,740
License fees	15,000
General and administrative	11,540	315
Total Operating Expenses	36,280	315
Operating Income(Loss)	(36,073)	12,478
Interest paid	(600)
Net Income(Loss)	$ (36,673)	$ 12,478
Weighted average number of common shares outstanding	13,611,574	13,611,574
Net Income(Loss) per common share - Basic and fully diluted	$	$

See notes to condensed consolidated financial statements

CORDIA CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT FROM JANUARY 1, 2021, TO JUNE 30, 2021

(UNAUDITED)

	COMMON STOCK		Paid in	Accumulated
	# of Shares	Amount	Capital	Deficit	TOTALS
Balance - January 1, 2021	13,611,574	$13,612	$8,235,784	($8,281,740)	($32,344)
Net income(loss) - June 30, 2021				(36,673)	(36,673)

Balance - June 30, 2021	13,611,574	$13,612	$8,235,784	($8,318,413)	($69,017)

CORDIA CORPORATION

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

	2021	2020
Cash Flows from Operating Activities Net loss	$(36,673)	$12,478
Changes in operating assets and liabilities
Prepaid expenses Accounts payable	(2,900)
Net Cash Used in Operating Activities	(39,573)	12,478
Cash Flows from Financing Activities
Notes payable - net changes	36,638	(3,493)
Net Cash Provided by Financing Activities	36,638	(3,493)
Net Change in Cash	(2,935)	8,985
Cash and Cash Equivalents - Beginning of period	3,035
Cash and Cash Equivalents - End of period	$100	$8,985

See notes to condensed consolidated financial statements

CORDIA CORPORATION

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS SIX MONTHS ENDED JUNE 30, 2021, AND JUNE 30, 2020 (UNAUDITED)

I.NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Description of Business

Cordia Corporation. (the Company) was incorporated in the State of Nevada on April 28, 2000 under the name CyberOpticLabs Inc. On May 25, 2001, the Company filed Articles of Amendment to change the name to Cordia Corporation. The Company is headquartered in Las Vegas, Nevada.

The Company's focus starting in 2020, is on the emerging field of ghost kitchens and virtual restaurants. The Company seeks to build its business based on meeting customer demand for unique on-premises dining and premises convenience. The Company's plan is to create a portfolio of virtual restaurants appealing to a broad customer base. The Company is actively seeking to acquire locations for ghost kitchens to meet the growth in app based ordering.

Virtual Dining Brands, LLC, a wholly owned subsidiary is organizing a network of social media influencers to support each launch. All of its celebrity and brand partners will be contractually required to regularly post on their social channels. Additionally, the company is working with a variety of influencers ranging from micro influencers in specific cities to recognized food accounts with significant followings to promote the company's menus.

The Company is also developing a TikTok inspired kitchen in Los Angeles which will allow its chefs, influencers and brands to develop short form promotional content for the company's branded restaurants.

Basis of Presentation

The financial statements of the Company have been prepared m conformity with U.S. generally accepted accounting principles (GAAP).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $8,318413 as of June 30, 2021. The Company commenced operations in 2020. The Company cannot be certain that it will be successful in these strategies or whether it will require additional funding, nor is it certain that the required funding will be obtained.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of intangible assets.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, ("ASU 2016-13"). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, available for-sale debt securities, held-to-maturity debt securities and loans, and requires entities to use a new forward-looking expected loss model that will result in the earlier recognition of an allowance for losses. This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for a fiscal year beginning after December 15, 2018, including interim periods within that fiscal year. Entities apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. As of December 31, 2019, this new standard has no impact on the current financial reporting.

On January 26, 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The new standard eliminates Step 2 from the goodwill impairment test. An entity should recognize a goodwill impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value. This standard is effective for public business entities in fiscal years beginning after December 15, 2019, and the standard was adopted and applied prospectively by the Company as of December 31, 2019, this new standard has no impact on the current financial reporting.

New Accounting Pronouncement

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, ("ASU 2019- 12") which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The new standard is effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. We do not expect adoption of this standard to have a material effect on our financial statements.

Cash Equivalents and Short-Term Investments

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risk

The Company's financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, and accounts payable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 ("SFAS 52"), "Foreign Currency Translation". The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders' equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation - Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity - Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of June 30, 2021 and 2020, respectively, there was $Nil of unrecognized expense related to non-vested stock based compensation arrangements granted. There have been no options granted during the six months ended June 30, 2021 and 2020 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of June 30, 2021 and 2020 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2021 and June 30, 2020 respectively. Due to net operating losses, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire, or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

3.NOTE PAYABLE

Amounts due to Peter Klamka, are unsecured, non-interest bearing and have no fixed terms of repayment.

Amounts due to Lyons Capital Inc. are unsecured, and bear interest at the annual rate of 6%. The loan due date has been extended to December 31, 2021.

4.INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of June 30, 2021, and 2020:

Description	2021	2020

Net operating loss carry forward Valuation allowance	$8,318,413	$8,267,798
Total	$(8,318,413)	$(8,267,798)

As of June 30, 2021, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

5.LICENSE AGREEMENTS

In December 2020, the Company entered into 3 separate and identical license agreements for the use of the names of Holly Niederkohr, Denise Richards and Carmen Electra as endorsers of proposed advertisements, promotions and sale of Company products for a ten of 36 months.

Compensation for each of the participants in the license agreements is as follows: Holly Niederkohr

A royalty compensation of 40% of the gross receipts of the Licensed Products sold calculated on a monthly basis. Holly Niederkohr is also entitled to purchase 200,000 shares of restricted common stock of the Company, for a price of$1.00 per share.

Denise Richards

A royalty compensation of 20% of the gross receipts of the Licensed Products sold calculated on a monthly basis. The minimum annual guarantee of compensation will be $50,000. Upon execution of this agreement, the Company paid an advance amount of$5,000. An additional $5,000 shall be paid upon approval by Richards and the Company of the menu.

Additionally, Denise Richards is entitled to purchase 500,000 shares of restricted common stock of the Company, for a price of$1.00 per share.

Denise Richards is also entitled to an additional cash payment of $50,000 upon the closing of any equity financing for the Company in excess of $2,000,000.

In the event that the control of the Company is sold to a third party or the Company commences trading on the New York or Nasdaq Stock Exchange, Richards is entitled to receive an additional $250,000 at closing or on the first day of trading.

Carmen Electra

A royalty compensation of 20% of the gross receipts of the Licensed Products sold calculated on a monthly basis. The minimum annual guarantee of compensation will be $50,000. Upon execution of this agreement, the Company paid an advance amount of $5,000. An additional $5,000 shall be paid upon approval by Electra and the Company of the menu.

Carmen Electra is entitled to purchase 200,000 shares of restricted common stock of the Company, for a price of $1.00 per share.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure except as follows:

On July 7, 2021, the Company entered into a Securities Purchase Agreement with Leonite Fund 1 LLC. ("Leonite"), whereby Leonite would advance to the Company a total of $500,000. The Company will issue a convertible note for a total consideration of $568,181.82 with a discount of $68,181.82 given back to Leonite. The convertible note bears interest at the greater of bank prime plus 6% or 12% per annum.

As part of the consideration for the advancing of funds, the Company will issue to Leonite, 50,000 shares of restricted common stock and the issuance of stock warrants for a total of 200,000 shares of restricted common shares at $1.00 per share. These warrants expire on July 7, 2026.

To date the Company has received $250,000 from Leonite which is due July 2022.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

2	Notice of Entry of Order, dated ,July 19, 2019 Case No.: A-19-794507-B

3.1	Certificate of Incorporation – (Incorporated by reference from Form 10-Q for fiscal quarter ended March 31, 2000, Exhibit 3.1)

3.2	By-laws (Incorporated by reference from Form 10-Q for fiscal year ended March 31, 2000, Exhibit 3.2)

3.4	Certificate of Revival with the state of Nevada, dated October 8, 2019, appointing Peter Klamka as, President, Secretary, Treasurer and Directors.

10.0	Loan Agreement

23	Consent of Independent Auditor

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 18, 2021

Cordia Corporation

By: /s/ Peter Klamka

Peter Klamka, CEO